Exhibit 99.1

FOR DISTRIBUTION

August 4, 2011

4:00 p.m. Eastern

Market Leader® Grows Q2 Revenue 43%

Rapid adoption of SaaS platform expected to drive continued revenue growth throughout 2011 and Adjusted EBITDA profitability for 2012

KIRKLAND, Wash. – August 4, 2011 – Market Leader, Inc. (NASDAQ: LEDR) today announced results for the quarter ended June 30, 2011.

•

Revenue of $8.3 million was up forty-three percent over the second quarter of 2010 and $1.1 million higher than last quarter, reflecting strong sales of software-as-a-service based products, including the first quarterly contribution from a recent franchise customer initiative

•	Net loss of $2.8 million compared to a net loss of $4.3 million in the first quarter

•

Adjusted EBITDA loss of $1.7 million improved $1.6 million from the first quarter, reflecting strong revenue growth, a shift toward higher margin software-as-a-service based revenue, as well as lower sales and marketing expense

“Our strong revenue growth was driven by increased demand for our industry-leading subscription software products,” said Market Leader CEO Ian Morris. “We have created the real estate industry’s first comprehensive and fully integrated cloud-based software platform to address the needs of leading franchise and brokerage companies across the United States and Canada,” he added.

Major Enhancements to Software Platform Continue

Market Leader is continuing to make major enhancements and extensions to its industry-leading real estate software platform. Earlier this week, the company launched Market Insider, a valuable tool for real estate professionals to engage buyers and sellers with customized, up-to-date reports of recent home sales, trends, demographics, and side-by-side comparisons of neighborhoods across the United States.

Additionally, Market Leader today announced the acquisition of SharperAgent, a leading provider of online and print marketing suites with more than 30,000 real estate agent users across North America. Market Leader will be adding SharperAgent’s robust marketing campaign, design, and print capabilities to its premium offerings in the upcoming months. This functionality addresses a core need of real estate professionals, and when integrated with Market Leader’s comprehensive platform is expected to create a highly differentiated offering that is unequaled in the marketplace.

The company expects that these enhancements will play a key role in driving real estate brokerage professionals to further embrace Market Leader’s software platform, at a time when cloud-based productivity software for real estate professionals is attracting increasing interest from leading franchise organizations and brokerage companies. These companies see Market Leader’s approach as an opportunity for them to differentiate themselves from their competition and better recruit, engage, and retain sales professionals, while lowering their technology costs.

Market Leader believes its unique approach will enable it to disrupt the highly-fragmented and inefficient real estate software space and replace the myriad of narrow functional solutions with its comprehensive, unified, and lower cost platform.

Business Outlook

Market Leader expects its momentum to continue throughout 2011, despite what the company believes will continue to be a sluggish macro real estate climate.

The company expects that revenue growth in the second half of this year, combined with a continued shift to high-margin software-as-a-service revenue, will diminish adjusted EBITDA losses throughout the year.

Market Leader also reaffirmed its expectation that the company will achieve positive adjusted EBITDA for 2012.

Conference Call

The company will host a conference call and live Webcast to discuss second quarter results on Thursday, August 4, 2011 at 4:30 p.m. Eastern time. To listen to the live conference call, please dial (719) 325-2353. A live Webcast of the call will be available from the Investor Relations section of the company’s Web site at http://www.investor.marketleader.com. An audio replay of the call will also be available to investors beginning on August 4 at 7:30 p.m. Eastern time and ending on August 9 at 4:30 p.m. Eastern time by dialing (719) 457-0820 and entering the passcode 4490246#.

Forward-Looking Statements

This release contains forward-looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to continue to grow revenues from the company’s software-as-a-service products, to continue to maintain current customer retention levels, to maintain conversion rates of customers acquired through promotional offers, to respond to competitive threats and real estate market conditions, to manage lead generation and other costs, to develop new products, and to expand into new lines of business. Please refer to the company’s most recent Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measure

Adjusted EBITDA is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA as reported by other companies. Our use of the term “Adjusted EBITDA” refers to a financial measure defined as earnings or loss before net interest, income taxes, depreciation, amortization, equity in loss of an unconsolidated subsidiary, net loss attributable to non-controlling interest, and stock-based compensation. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate operating performance. See below for a reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA.

Market Leader, Inc.

NON-GAAP FINANCIAL MEASURE AND RECONCILIATION

(In thousands)

(unaudited)

	Three months ended
	June 30, 2011	March 31, 2011	June 30, 2010
Net loss	$(2,846)	$(4,344)	$(3,128)
Adjustments
Interest income and expenses, net	(18)	(26)	(90)
Net loss attributable to noncontrolling interest	(150)	(140)
Equity in loss of unconsolidated subsidiary	—	—	55
Depreciation and amortization of property and equipment	646	611	619
Amortization of acquired intangible assets	262	262	479
Stock-based compensation	387	363	451
Income tax expense	3	3	1

Adjusted EBITDA	$(1,716)	$(3,271)	$(1,613)

About Market Leader, Inc.

Market Leader (NASDAQ: LEDR) provides more than 50,000 real estate agents, teams and brokerage companies with a complete lead-to-close marketing and technology platform that enables them to grow and manage their business. Founded in 1999 by a second-generation real estate agent, Market Leader enables success for its customers with SaaS-based real estate marketing software that includes tools to generate leads, and a complete contact management system to engage and convert those leads into clients. For offices, teams, and regional management, the Market Leader platform also includes effective tools to recruit and retain agents, hold them accountable, and monitor and manage their business.

With a long history of innovation, Market Leader pioneered online lead generation for real estate professionals a decade ago and today is the leading marketing partner to the real estate industry. Market Leader’s national consumer real estate sites provide its customers with access to millions of future home buyers and sellers while providing consumers with free access to the information they seek throughout the home buying and selling process.

For more information on Market Leader visit www.MarketLeader.com.

Investor Contact:

Mark Lamb

Director of Investor Relations

Market Leader, Inc.

425.952.5801

markl@marketleader.com

Press Contact:

Matt Heinz

Heinz Marketing for Market Leader, Inc.

877.291.0006

matt@heinzmarketing.com

Market Leader, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$8,259	$16,687
Short-term investments	29,577	28,628
Trade accounts receivable, net of allowance of $7 and $12, respectively	735	30
Prepaid expenses and other current assets	1,172	1,249

Total current assets	39,743	46,594
Property and equipment, net of accumulated depreciation of $18,146 and $17,047, respectively	3,720	3,856
Intangible assets, net of accumulated amortization of $8,723 and $8,199, respectively	2,373	2,326
Goodwill	1,732	954

Total assets	$47,568	$53,730

Liabilities, Shareholders’ Equity and Noncontrolling Interest
Current liabilities:
Accounts payable	$710	$1,157
Accrued compensation and benefits	2,109	1,809
Accrued expenses and other current liabilities	1,249	1,175
Deferred rent, current portion	230	214
Deferred revenue	636	517

Total current liabilities	4,934	4,872
Deferred rent, less current portion	404	527

Total liabilities	5,338	5,399
Shareholders’ equity and noncontrolling interest:
Preferred stock, par value $0.001 per share, stated at amounts paid in; authorized 30,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share, stated at amounts paid in; authorized 120,000,000 shares; issued and outstanding 25,138,621 and
24,873,120 shares at June 30, 2011 and December 31, 2010, respectively	73,269	71,889
Accumulated deficit	(31,901)	(24,710)

Total Market Leader, Inc. shareholders’ equity	41,368	47,179
Noncontrolling interest in subsidiary	862	1,152

Total shareholders’ equity and noncontrolling interest	42,230	48,331

Total liabilities, shareholders’ equity and noncontrolling interest	$47,568	$53,730

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenues	$8,320	$5,815	$15,562	$11,611
Expenses:
Sales and marketing (1)	6,710	5,219	14,143	10,141
Technology and product development (1)	1,890	1,303	3,730	2,668
General and administrative (1)	1,823	1,357	3,426	3,070
Depreciation and amortization of property and equipment	646	619	1,257	1,283
Amortization of acquired intangible assets	262	479	524	958

Total expenses	11,331	8,977	23,080	18,120

Loss from operations	(3,011)	(3,162)	(7,518)	(6,509)
Equity in loss of unconsolidated subsidiary	—	(55)	—	(191)
Interest income and expense, net	18	90	43	127

Loss before income tax expense	(2,993)	(3,127)	(7,475)	(6,573)
Income tax expense	3	1	6	4

Net loss	(2,996)	(3,128)	(7,481)	(6,577)
Net loss attributable to noncontrolling interest	(150)	—	(290)	—

Net loss attributable to Market Leader	$(2,846)	$(3,128)	$(7,191)	$(6,577)

Net loss per share - basic and diluted:	$(0.11)	$(0.13)	$(0.29)	$(0.27)

Number of shares used in per share calculations	25,133	24,597	25,117	24,569

(1) Stock-based compensation is included in the expense line items above in the following amounts:

	2011	2010	2011	2010
Sales and marketing	$166	$111	$326	$243
Technology and product development	45	47	88	101
General and administrative	176	293	336	603

	$387	$451	$750	$947

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six months ended June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(7,481)	$(6,577)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	1,257	1,283
Amortization of acquired intangible assets	524	958
Non-Cash stock-based compensation	750	947
Equity in loss of unconsolidated subsidiary	0	191
Changes in certain assets and liabilities, net of acquisitions:
Accounts receivable	(705)	22
Income tax receivable	(3)	4,914
Prepaid expenses and other current assets	16	61
Accounts payable	(397)	100
Accrued compensation and benefits	300	96
Accrued expenses and other current liabilities	65	(170)
Deferred rent	(107)	(88)
Deferred revenue	119	(16)

Net cash (used in) provided by operating activities	(5,662)	1,721

Cash flows from investing activities:
Purchases of short-term investments	(20,329)	(27,868)
Maturities of short-term investments	19,397	14,800
Purchases of property and equipment	(1,061)	(1,078)
Cash paid for acquisition of kwkly	(750)	—

Net cash used in investing activities	(2,743)	(14,146)

Cash flows from financing activities:
Payment of taxes due upon vesting of restricted stock	(37)	(174)
Proceeds from exercises of stock options	14	—

Net cash used in financing activities	(23)	(174)

Net decrease in cash and cash equivalents	(8,428)	(12,599)

Cash and cash equivalents at beginning of period	16,687	25,434

Cash and cash equivalents at end of period	$8,259	$12,835